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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BAKER HUGHES INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BAKER HUGHES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2005

To the Stockholders of Baker Hughes Incorporated:

     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company” or “Baker Hughes”) will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Thursday, April 28, 2005, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:

1.	Election of four directors to serve for three-year terms;

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for Fiscal Year 2005;

3.	Proposal to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors;

4.	Stockholder Proposal No. 1 regarding majority votes protocol; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

       The Board of Directors has fixed February 25, 2005 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.

       You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting.

By order of the Board of Directors,

Sandra E. Alford
Corporate Secretary

Houston, Texas
March 14, 2005

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

i

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 28, 2005 and at any and all reconvened meetings after adjournments thereof.

     Solicitation of proxies by mail is expected to commence on or about March 14, 2005 (the approximate date this Proxy Statement and accompanying proxy were first sent to security holders). The Company will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company will reimburse them for postage and clerical expenses. The Company has retained Mellon Investor Services LLC, Baker Hughes’ transfer agent and registrar, to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $9,500, plus out-of-pocket expenses.

     Stockholders with shares registered in their names with Mellon Investor Services LLC may authorize a proxy by the Internet at the following Internet address: http://www.eproxy.com/bhi, or telephonically by calling Mellon Investor Services LLC at 1-800-435-6710. Proxies submitted through Mellon Investor Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 27, 2005. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Mellon Investor Services LLC and will be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by Mellon Investor Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 27, 2005. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.

     The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2005, FOR amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors and AGAINST Stockholder Proposal No. 1.

       Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 3900 Essex Lane, Houston, Texas 77027-5177. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

VOTING SECURITIES

       The securities of the Company entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1 per share (“Common Stock”), of which 338,185,465 shares were issued and outstanding at the close of business on February 25, 2005. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.

       Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, with respect to the election of directors, the four nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote on the matter will be elected as directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2005 and Stockholder Proposal No. 1. The affirmative vote of the holders of 75% of the total voting power of all shares of Common Stock entitled to vote on the matter is required for the approval of the Amendment of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors. There will be no cumulative voting in the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter, except the proposed Amendment of the Company’s Restated Certificate of Incorporation, for which a broker non-vote will count as a vote against the proposed Amendment.

       Under the rules of the New York Stock Exchange (“NYSE”) in effect at the time this Proxy Statement was printed, if you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the election of directors and the ratification of the Independent Auditor, even if the broker does not receive instructions from you. Your shares will only be voted with respect to the Amendment to the Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors and Stockholder Proposal No. 1 if you have provided specific voting instructions to your broker.

       The following table sets forth information about the holders of the Common Stock known to the Company on February 25, 2005 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the Securities and Exchange Commission (“SEC”). For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent
1.	FMR Corp.	32,441,688	9.7%
	82 Devonshire Street
	Boston, Massachusetts 02109

2.	Barclays Global Investors, NA	30,302,372	9.0%
	Walker House Mary Street
	P.O. Box 908 GT
	George Town, Grand Cayman, Cayman Islands

3.	Capital Research and Management Company	26,570,500	7.9%
	333 South Hope Street
	Los Angeles, California 90071

4.	Dodge & Cox	19,710,975	5.9%
	One Sansome Street, 35th
	San Francisco, California 94104

PROPOSAL NO. 1
ELECTION OF DIRECTORS

       Four Class II directors will be elected at the Annual Meeting of Stockholders to serve for three-year terms expiring at the Annual Meeting of Stockholders expected to be held in April 2008. However, if Proposal No. 3 to declassify the Company’s Board of Directors is adopted, all directors have agreed to stand for re-election at the Company’s 2006 Annual Meeting of Stockholders.

       The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age, year in which the nominee first became a director of the Company and class. Each nominee director has agreed to serve if elected.

			Director
Nominees	Principal Occupation	Age	Since	Class
Larry D. Brady	Chairman of the Board and Chief Executive Officer of UNOVA Inc. (industrial technologies). Mr. Brady has served as Chairman of UNOVA since 2001 and as Chief Executive Officer since 2000. He served as President from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1999 and was a director from 1989 to 1999. Mr. Brady is a director of Pactiv Corporation, a member of the Advisory Board of Northwestern University’s Kellogg School of Management and the Executive Committee of the National Association of Manufacturers.	62	2004	II

Clarence P. Cazalot, Jr.	President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum), and he is also a member of the Board of Managers of Marathon Ashland Petroleum LLC. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco Inc. He is a director and Executive Committee member of both the U.S. Saudi Arabian Business Council and the American Petroleum Institute.	54	2002	II

			Director
Nominees (cont’d.)	Principal Occupation	Age	Since	Class
Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes is a member of the Claremont McKenna College Board of Trustees and also serves on the Board of Black & Veatch, Cytec Industries and Tower Automotive.	59	2001	II

J. Larry Nichols	Chairman of the Board and Chief Executive Officer of Devon Energy Corporation (independent energy company). Mr. Nichols has served as Chairman of Devon Energy Corporation since 2000, as Chief Executive Officer since 1980 and was President from 1976 until May 2003. Mr. Nichols is also a director of Smedvig asa, (independent energy company). He also serves as a director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. Mr. Nichols serves as a director of several trade associations relevant to the oil and gas exploration and production business.	62	2001	II

Information Concerning Directors Not Standing for Election

       The following table sets forth certain information for those directors whose present terms will continue after the Annual Meeting of Stockholders. The term of each Class I and Class III director expires at the 2007 and 2006 Annual Meeting of Stockholders, respectively. If Proposal No. 3 to declassify the Company’s Board of Directors is adopted, all directors have agreed to stand for re-election at the 2006 Annual Meeting of Stockholders.

       Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director.

			Director
Directors	Principal Occupation	Age	Since	Class
Chad C. Deaton	Chairman of the Board and Chief Executive Officer of Baker Hughes since October 2004. Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (compression services) from 2002 through October 2004. He was a Senior Advisor to Schlumberger Oilfield Services (oilfield services) from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton is a director of CARBO Ceramics, Inc. He is also a director of Junior Achievement of Southeast Texas and of Houston Achievement Place.	52	2004	III

Edward P. Djerejian	Director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Ambassador Djerejian served as U.S. Ambassador to Israel from 1993 to 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993. Ambassador Djerejian also served as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991, as Deputy Assistant Secretary of Near Eastern and South Asian Affairs from 1986 to 1988 and as Special Assistant to the President and Deputy Press Secretary for Foreign Affairs from 1985 to 1986. He is a director of Global Industries, Ltd. and Occidental Petroleum.	65	2001	I

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc. and UNOVA Inc. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College.	62	1998	III

			Director
Directors (cont’d.)	Principal Occupation	Age	Since	Class
James A. Lash	First Selectman, Greenwich, Connecticut (city government) since 2003 and Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1982. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash is a director of Ivy Animal Health, Inc., Vesper Corporation and Webridge, Inc. Mr. Lash is a director of City Center 55th Street Foundation, Inc. and East West Institute and a Member of the Corporation of Massachusetts Institute of Technology.	60	2002	III

James F. McCall	Executive Director of the American Society of Military Comptrollers since 1991. He was Lieutenant General and Comptroller of the U.S. Army from 1988 until 1991, when he retired. General McCall was commissioned as 2nd Lieutenant of Infantry in 1958 and was selected into the Army’s Comptroller/ Financial Management career field in 1970. General McCall is Chairman of the Board of Enterprise Bancorp Inc. and former Vice Chairman of the Board of Directors of the American Refugee Committee.	70	1996	III

H. John Riley, Jr.	Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) since 1996 and Chief Executive Officer since 1995. He was Executive Vice President, Operations of Cooper Industries, Inc. from 1982 to 1992, Chief Operating Officer from 1992 to 1995 and President from 1992 to 2004. Mr. Riley is a director of The Allstate Corporation. Mr. Riley also serves as a director of the Greater Houston Partnership, the Manufacturers Alliance, Inc., Junior Achievement of Southeast Texas, Central Houston, Inc. and the National Association of Manufacturers and as a trustee of the Museum of Fine Arts, Houston. Mr. Riley also serves as a Trustee of Syracuse University.	64	1997	I

Charles L. Watson	Chairman of Eagle Energy Partners (energy marketing), Chairman of Wincrest Ventures, L.P. (private investments) since January 1998 and Founding Partner of Caldwell Watson Real Estate Group, Inc. since 1994. Former Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) from 1989 to 2002. Mr. Watson was elected Chairman and Chief Executive Officer of NGC Corporation, the predecessor of Dynegy, in 1989. Mr. Watson serves on the National Petroleum Council and the Governor’s Business Council. He is a founding member of the Natural Gas Council. Mr. Watson is also a board member of Theatre Under the Stars, Hobby Center for the Performing Arts, Central Houston, Inc., Baylor College of Medicine and Angeleno Investors, L.P.	55	1998	I

CORPORATE GOVERNANCE

     The Company’s Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listings standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines (“Governance Guidelines”) as the principles of conduct of the Company’s business affairs to benefit its stockholders, which guidelines conform to the NYSE corporate governance listing standards and the rules promulgated by the SEC. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

Board of Directors

     During the fiscal year ended December 31, 2004, the Board of Directors held nine meetings and each director attended at least 75% of the total number of meetings of the Company’s Board of Directors and respective Committees on which he or she served, except for Messrs. Clarence P. Cazalot, Jr., and J. Larry Nichols, each of whom attended at least 70% of the total number of meetings of the Company’s Board of Directors and respective Committees on which they served. In fiscal year 2004, each non-employee director was paid an annual retainer of $60,000, with each Committee Chairman receiving an additional annual fee of $10,000. Each member of the Audit/Ethics Committee, including the Chairman, received an additional annual retainer fee of $5,000. Mr. Anthony G. Fernandes, received a one-time special payment of $10,000 for his services as Chairman of the Special Committee of the Board of Directors, which was formed in connection with the succession of Mr. Michael E. Wiley. Each non-employee director received annual non-retainer equity in a total amount of $50,000, with $30,000 issued in the form of restricted shares of the Company’s Common Stock and $20,000 issued in the form of stock options in the Company’s Common Stock. Restricted stock grants in the amount of $15,000 and stock option grants in the amount of $10,000 were made in January and July of 2004. The restricted stock will vest upon retirement from the Company’s Board of Directors, and the stock options vest one-year from the date of grant. The Company previously provided benefits under a Directors Retirement Plan, which plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001.

     Effective as of January 1, 2005, each non-employee director is paid an annual retainer of $60,000. The Audit/Ethics Committee Chairman receives an additional annual retainer of $20,000. Each of the other non-employee Committee Chairmen receives an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chairman, receives an additional annual retainer of $10,000. Each of the members, excluding the Chairmen of the Compensation, Finance and Governance Committees receives an additional annual retainer of $5,000. Each non-employee director also receives annual non-retainer equity in a total amount of $70,000, in the form of restricted shares of the Company’s Common Stock with $35,000 issued in January and July of each year starting in January 2005.

Director Independence

     All members of the Board of Directors, other than the Chairman and Chief Executive Officer, Mr. Deaton, satisfy the independence requirements of the NYSE. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” included as Exhibit C to the Governance Guidelines and attached as Annex A to this Proxy Statement. Such Policy supplements the independence requirements promulgated by the NYSE. Directors who meet these standards are considered to be “independent.” The Board has determined that the nominees for election at this Annual Meeting, Messrs. Brady, Cazalot, Fernandes and Nichols, as well as all other directors, Ms. Gargalli and Messrs. Djerejian, Lash, McCall, Riley and Watson, other than Mr. Deaton, meet these standards.

Regularly Scheduled Executive Sessions of Non-Management Directors

     The Governance Guidelines provide for executive sessions of independent non-management directors to be held at every regularly scheduled meeting of the Board of Directors. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director during executive sessions. Currently, Mr. Riley serves as Lead Director during executive sessions of independent non-management directors.

     Stockholders wishing to communicate directly with any director, including the Lead Director or non-management directors as a group, may do so as prescribed in the “Stockholder Communications with the Board of Directors” procedures included as Exhibit E to the Governance Guidelines, which are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

Committees of the Board

     The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics Committee, Compensation Committee and Governance Committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

     Audit/Ethics Committee. The Audit/Ethics Committee, which is comprised of Messrs. McCall (Chairman), Cazalot, Fernandes, Lash and Nichols, held 11 meetings during fiscal year 2004. The Board of Directors has determined that the Audit/Ethics Committee members meet the NYSE standards for independence and the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Audit/Ethics Committee Charter is attached as Annex B to this Proxy Statement and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The General Auditor and the Corporate internal audit function report directly to the Audit/Ethics Committee. The Company’s Corporate Audit Department sends written reports quarterly to the Audit/Ethics. The Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Governance Guidelines. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

     The Audit/Ethics Committee also is responsible for the selection and hiring of the Company’s independent auditor. To promote independence of the audit, the Committee consults separately and jointly with the independent auditor, the internal auditors and management.

     The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that all five members of the Committee meet the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. In addition, the Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.

     Compensation Committee. The Compensation Committee, which is comprised of Messrs. Riley (Chairman), Brady, Djerejian, Watson and Ms. Gargalli, held seven meetings during fiscal year 2004. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence and the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Compensation Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Compensation Committee include reviewing and approving Baker Hughes’ executive salary and bonus structure; reviewing Baker Hughes’ stock option plans (and making grants thereunder), employee retirement income plans, the employee thrift plan and the employee stock purchase plan; setting bonus goals; approving salary and bonus awards to key executives; recommending incentive compensation and stock award plans for approval by stockholders; and reviewing management succession plans.

Governance Committee. The Governance Committee, which is comprised of Messrs. Cazalot (Chairman), Djerejian, McCall, Riley and Watson, held four meetings during fiscal year 2004. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence and the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” A current copy of the Governance Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs and monitoring compliance with the Governance Guidelines. In addition, the Governance Committee nominates candidates for the Board of Directors, selects candidates to fill vacancies on the Board, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ fees.

     The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience to issues facing the Company. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Governance Guidelines, which are attached as Annex C to this Proxy Statement. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Governance Guidelines which are attached as Annex D to this Proxy Statement, and candidates are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

     The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates recommended by stockholders. Recommendations that stockholders desire to make should be submitted between October 16, 2005 and November 15, 2005 in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Governance Guidelines, which are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740, or to the Corporate Secretary c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 and should be accompanied by substantially the same types of information as are required under the Company’s Bylaws for stockholder nominees.

     Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election. The Company has not paid any fee to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. In connection with the 2005 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.

Stockholder Communications with the Board of Directors

     The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. In accordance with the Company’s “Annual Meeting Director Attendance Policy,” which has been incorporated into the Governance Guidelines, all directors and nominees for election as directors are requested and encouraged to personally attend the Company’s Annual Meeting. Ten of the Company’s directors and director nominees attended the Company’s 2004 Annual Meeting.

     In order to provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, any of the Chairmen of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-

management directors as a group. The procedures for “Stockholder Communications with the Board of Directors” are included as Exhibit E to the Governance Guidelines and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

Business Code of Conduct

     The Company has a Business Code of Conduct that applies to all officers, directors and employees, which includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions within the meaning of the securities laws and regulations. In addition, each of such officers has certified compliance with the Company’s Business Code of Conduct as well as with the applicable NYSE and SOX provisions. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of February 25, 2005 by each director and director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on February 25, 2005.

	Shares Beneficially Owned
	Shares		Shares Subject to Options		Total
	Owned		which are or will become		Beneficial	% of
Name	as of 2/25/05		Exercisable prior to 4/25/05		Ownership	Class(1)
Larry D. Brady	2,204	(2)	—		2,204	—
Clarence P. Cazalot, Jr.	3,795	(3)	1,727		5,522	—
Edward P. Djerejian	3,795	(3)	4,727		8,522	—
Anthony G. Fernandes	5,795	(3)	12,948		18,743	—
Claire W. Gargalli	11,575	(3)	13,127		24,702	—
James A. Lash	3,795	(3)	1,727		5,522	—
James F. McCall	5,795	(3)	5,727		11,522	—
J. Larry Nichols	3,795	(3)	4,727		8,522	—
H. John Riley, Jr.	13,795	(3)	5,727		19,522	—
Charles L. Watson	10,635	(3)	36,303		46,938	—
Michael E. Wiley	197,100	(4)	1,310,000	(5)	1,507,100	—
Chad C. Deaton	130,850	(6)	—		130,850	—
G. Stephen Finley	126,535	(7)	167,496		294,031	—
James R. Clark	111,546	(8)	69,165		180,711	—
Alan R. Crain, Jr.	29,609	(9)	126,617		156,226	—
Douglas J. Wall (10)	31,040		62,347		93,387	—
All directors and executive officers as a group (23 persons)	818,062		2,174,884		2,992,946	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Includes 382 and 822 shares issued as a restricted stock award on July 28, 2004 and January 26, 2005, respectively, which awards will vest upon retirement from the Board of Directors.

(3)	Includes 1,202, 512, 459, 418, 382 and 822 shares issued as restricted stock awards on July 24, 2002, January 29, 2003, July 22, 2003, January 28, 2004, July 28, 2004 and January 26, 2005, respectively, which awards will vest upon retirement from the Board of Directors.

(4)	Includes a one-time, stock-matching award of 40,000 shares of restricted stock issued in 2002 to which Mr. Wiley, former Chairman and CEO who retired on October 25, 2004, was entitled under the provisions of his restated employment agreement. Vesting of Mr. Wiley’s 40,000 shares of restricted stock was accelerated from August 2005 to August 2004.

(5)	Mr. Wiley’s options vested on October 25, 2004 and will expire on October 25, 2007.

(6)	Includes 80,000 and 50,850 shares issued as restricted stock awards on October 25, 2004 and January 26, 2005, which awards will vest 25 percent on each of October 25, 2006, 2007, 2008, and 2009 and one-third on each of January 26, 2006, 2007 and 2008, respectively.

(7)	Includes 20,000 and 14,400 shares issued as restricted stock awards on October 23, 2002 and January 26, 2005, respectively, which awards will vest on June 30, 2006 and one-third on each of January 26, 2006, 2007 and 2008, respectively.

(8)	Includes 40,000 and 20,350 shares issued as restricted stock awards on October 27, 2004 and January 26, 2005, respectively, which awards will vest 25 percent on each of October 27, 2007 and October 27, 2008, with the remaining 50 percent vesting on October 27, 2009 and one-third on each of January 26, 2006, 2007 and 2008, respectively. Also includes a one-time, stock-matching award of 25,000 shares of restricted stock issued on September 2, 2002, which awards will vest upon Mr. Clark’s retirement from the Company. Up to 19,355 shares are subject to a Sales Plan intended to comply with Rule 10b5-1 under the SEC rules.

(9)	Includes 10,000 and 9,325 shares issued as restricted stock awards on April 28, 2004 and January 26, 2005, respectively, which awards will vest on April 28, 2008 and one-third on each of January 26, 2006, 2007 and 2008, respectively.

(10)	Includes 10,000 and 4,750 shares issued as restricted stock awards on March 2, 2004 and January 26, 2005, respectively, which awards will vest on March 2, 2008 and one-third on each of January 26, 2006, 2007 and 2008, respectively.

CHARITABLE CONTRIBUTIONS

     Within the preceding year, the Company did not make any contributions to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes, that during its fiscal year ended December 31, 2004, the Company’s executive officers and directors complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002. Compensation information is also included for Mr. Wiley who served as our Chief Executive Officer during our most recently completed fiscal year but retired prior to our fiscal-year end. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

						Long Term Compensation
	Annual Compensation					Awards
				Other		Restricted		Securities
				Annual		Stock		Underlying Options
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Awards		(# Shares)(2)
Michael E. Wiley, Chairman of	2004	$858,254	$1,014,300	$1,881,940	(4)	—		300,000
the Board and Chief	2003	998,469	918,592	142,782		—		300,000
Executive Officer(3)	2002	969,423	490,000	283,239		40,000	(5)	210,000

Chad C. Deaton, Chairman of	2004	126,923	600,000	11,706		80,000	(7)	75,000
the Board and Chief
Executive Officer(6)

G. Stephen Finley, Senior Vice	2004	507,257	624,484	111,794		—		79,000
President – Finance and	2003	483,441	289,098	92,905		—		79,000
Administration and	2002	464,677	160,000	120,692		20,000	(8)	62,000
Chief Financial Officer

James R. Clark, President and	2004	500,702	720,261	113,132		40,000	(9)	98,500
Chief Operating Officer	2003	321,270	245,134	74,890		—		26,000
	2002	297,027	155,414	74,208		25,000	(10)	22,000

Alan R. Crain, Jr., Vice President	2004	402,385	419,164	90,269		10,000	(11)	55,000
and General Counsel	2003	386,346	195,491	77,212		—		54,500
	2002	375,508	114,345	128,128		—		39,000

Douglas J. Wall	2004	330,250	374,902	69,145		10,000	(13)	28,000
Vice President and Group	2003	311,812	198,411	58,844		—		25,000
President, Completions and Production(12)	2002	299,762	127,053	71,140		—		25,000

(1)	Other Annual Compensation includes Company contributions to the Baker Hughes Thrift Plan, the Baker Hughes Supplemental Retirement Plan, the Baker Hughes Pension Plan, life insurance premiums, perquisites and other compensation for the named executive officers. Amounts for fiscal year 2004 for the persons named above are as follows:

	Thrift	SRP		Pension		Life	Perquisites	Total
Michael E. Wiley	$11,667	$288,151	*	$8,200	*	$3,935	$24,788	$336,741
Chad C. Deaton	5,077	—		5,077		1,552	—	11,706
James R. Clark	11,667	69,634		8,200		5,731	19,473	113,132
G. Stephen Finley	12,172	75,191		8,200		4,580	10,500	111,794
Alan R. Crain, Jr.	11,667	51,878		8,200		4,158	13,944	90,269
Douglas J. Wall	16,400	31,005		8,200		3,783	9,757	69,145

*Mr. Wiley retired on October 25, 2004 and was not vested in the Company contributed portion of his SRP or his Baker Hughes Pension Plan Account. Thus, Mr. Wiley is not eligible to receive the pension portions of these amounts.

(2)	See Footnote (1) to table in “– Stock Options Granted During 2004” below.

(3)	Mr. Wiley retired as Chairman and Chief Executive Officer of the Company effective October 25, 2004.

(4)	In accordance with Mr. Wiley’s restated employment agreement, upon his retirement on October 25, 2004, Mr. Wiley received a lump sum payment which included, $526,656 representing his unpaid base salary through April 30, 2005, $350,000 representing payment of his 2005 annual incentive, $138,491 for his remaining 2004 vacation balance and the 2005 vacation balance, $500,000 as a retirement vesting offset and $30,052 additional perquisites for 2004 and 2005.

(5)	Mr. Wiley received a one-time, stock-matching award of 40,000 shares of restricted stock on June 30, 2002 valued at $1,331,600. See Footnote (4) to the table under the caption “Security Ownership of Management” above. Vesting of Mr. Wiley’s 40,000 shares of restricted stock was accelerated from August 2005 to August 1, 2004.

(6)	Mr. Deaton joined the Company on October 25, 2004 as Chairman of the Board and Chief Executive Officer.

(7)	On October 25, 2004, Mr. Deaton was awarded 80,000 shares of restricted Common Stock valued at $3,471,200. See Footnote (6) to the table under the caption “Security Ownership of Management” above. After October 25, 2004, Mr. Deaton received the Company’s ordinary dividend payment on the award on a quarterly basis. The 80,000-share award vests 25 percent on each of October 25, 2006, 2007, 2008 and 2009. At December 31, 2004, Mr. Deaton held 80,000 shares of restricted stock, valued at $3,413,600, based upon the closing stock price of $42.67 per share of Common Stock on the NYSE on December 31, 2004.

(8)	On October 23, 2002, Mr. Finley was awarded 20,000 shares of restricted Common Stock valued at $554,600. See Footnote (7) to the table under the caption “Security Ownership of Management” above. After October 23, 2002, Mr. Finley received the Company’s ordinary dividend payment on the award on a quarterly basis. The 20,000-share award vests on June 30, 2006. At December 31, 2004, Mr. Finley held 20,000 shares of restricted stock, valued at $853,400, based upon the closing stock price of $42.67 per share of Common Stock on the NYSE on December 31, 2004.

(9)	On October 27, 2004, Mr. Clark was awarded 40,000 shares of restricted Common Stock valued at $1,768,000. See Footnote (8) to the table under the caption “Security Ownership of Management” above. After October 27, 2004, Mr. Clark received the Company’s ordinary dividend payment on the award on a quarterly basis. The 40,000-share award vests 25 percent on each of October 27, 2007 and 2008 with the remaining 50 percent vesting on October 27, 2009. At December 31, 2004, Mr. Clark held 40,000 shares of restricted stock, valued at $1,706,800 based upon the closing stock price of $42.67 per share of Common Stock on the NYSE on December 31, 2004.

(10)	Mr. Clark received a one-time, stock-matching award of 25,000 shares of restricted stock on September 2, 2002 valued at $687,500. After that date through December 3, 2003, Mr. Clark received a cash payment equivalent to the Company’s ordinary dividend payment on the award on a quarterly basis. After December 3, 2003, Mr. Clark received the ordinary quarterly cash dividend payment versus such cash payment equivalent. See Footnote (8) to the table under the caption “Security Ownership of Management” above. At December 31, 2004, Mr. Clark held 25,000 shares of restricted stock, valued at $1,066,750, based upon the closing stock price of $42.67 per share of Common Stock on the NYSE on December 31, 2004.

(11)	On April 28, 2004, Mr. Crain was awarded 10,000 shares of restricted Common Stock valued at $382,700. See Footnote (9) to the table under the caption “Security Ownership of Management” above. After April 28, 2004, Mr. Crain received the Company’s ordinary dividend payment on the award on a quarterly basis. The 10,000-share award vests on April 28, 2008. At December 31, 2004, Mr. Crain held 10,000 shares of restricted stock, valued at $426,700, based upon the closing stock price of $42.67 per share of Common Stock on the NYSE on December 31, 2004.

(12)	On March 2, 2004, Mr. Wall was awarded 10,000 shares of restricted Common Stock valued at $384,200. See Footnote (10) to the table under the caption “Security Ownership of Management” above. After March 2, 2004, Mr. Wall received the Company’s ordinary dividend payment on the award on a quarterly basis. The 10,000-share award vests on March 2, 2008. At December 31, 2004, Mr. Wall held 10,000 shares of restricted stock, valued at $426,700, based upon the closing stock price of $42.67 per share of Common Stock on the NYSE on December 31, 2004.

(13)	Mr. Wall was appointed Group President, Completions and Production effective February 28, 2005. He served as President, Baker Oil Tools from 2003 to 2005.

STOCK OPTIONS GRANTED DURING 2004

     The following table sets forth certain information regarding stock options granted during fiscal year 2004 to the persons named in the Summary Compensation Table above. The theoretical values on the date of the grant of stock options granted in 2004 shown below are presented pursuant to SEC rules and are calculated using the Black-Scholes Model for pricing options. The theoretical values of options trading in the stock markets do not necessarily bear a relationship to the compensation cost to the Company or potential gain realized by an executive. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the theoretical values of stock options reflected in this table actually will be realized.

		% of Total
Name and	Options	Options Granted	Exercise	Expiration	Grant Date
Date of Option Grant	Granted	to Employees	Price	Date	Theoretical Value(1)
Michael E. Wiley(2)
01/28/2004	150,000	12.6%	$35.81	10/25/2007	$1,678,980
07/28/2004	150,000	11.6%	39.23	10/25/2007	1,658,385

Chad C. Deaton
10/25/2004	75,000	100.0%	43.39	10/25/2014	892,463

G. Stephen Finley
01/28/2004	39,500	3.3%	35.81	01/28/2014	442,131
07/28/2004	39,500	3.1%	39.23	07/28/2014	436,708

James R. Clark
01/28/2004	39,500	3.3%	35.81	01/28/2014	442,131
07/28/2004	59,000	4.6%	39.23	07/28/2014	652,298

Alan R. Crain, Jr.
01/28/2004	27,500	2.3%	35.81	01/28/2014	307,813
07/28/2004	27,500	2.1%	39.23	07/28/2014	304,037

Douglas J. Wall
01/28/2004	14,000	1.8%	35.81	01/28/2014	156,705
07/28/2004	14,000	1.2%	39.23	07/28/2014	154,783

(1)	The theoretical values on the grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option’s theoretical value, including the stock’s historical volatility, the dividend rate, the expected life of the option and risk-free interest rates. The grant date theoretical value assumes a volatility of 39.9%, a dividend yield of 1.3%, a risk-free rate of return of 2.80% and an expected option life of 3.5 years.

(2)	Upon Mr. Wiley’s retirement all of his 2004 options vested with a three-year exercise period from October 25, 2004.

AGGREGATED OPTION EXERCISES DURING 2004
AND OPTION VALUES AT DECEMBER 31, 2004

     The following table sets forth certain information regarding options the persons named in the Summary Compensation Table above exercised during 2004 and the options those persons held at December 31, 2004. The values of unexercised in-the-money stock options at December 31, 2004, shown below, are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the

     Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

			Unexercised Options at December 31, 2004
	Option Exercises		Number of Securities Underlying		Value of Unexercised
	Shares Acquired	Value	Unexercised Options		In-the-Money Options ($) (1)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Wiley	—	$—	1,950,791	—	$11,266,322	$—
Chad C. Deaton	—	—	—	75,000	—	—
G. Stephen Finley.	150,860	3,207,284	130,829	152,336	1,273,960	1,313,228
James R. Clark	—	—	48,332	123,168	305,164	777,406
Alan R. Crain, Jr.	17,000	284,170	101,784	104,668	594,900	894,899
Douglas J. Wall	140,002	2,846,838	50,347	52,002	401,901	438,738

(1)	Based on the closing price of the Common Stock of $42.67 on December 31, 2004, the last trading day of 2004.

LONG-TERM INCENTIVE PLAN
FOR 2004-2006 PERFORMANCE PERIOD

		Performance
	Number of Target	Period
Name	Shares(1)	Payout
Michael E. Wiley(2)	8,862	01/01/04-12/31/06
Chad C. Deaton	17,000	01/01/04-12/31/06
G. Stephen Finley	7,774	01/01/04-12/31/06
James R. Clark	13,993	01/01/04-12/31/06
Alan R. Crain, Jr.	4,664	01/01/04-12/31/06
Douglas J. Wall	3,109	01/01/04-12/31/06

(1)	Under the Company’s 2002 Director & Officer Long-Term Incentive Plan, individuals may be awarded target shares that subject to the terms and conditions of the plan may entitle the individual to receive shares of Common Stock. If (a) the Company’s total shareholder return for the three-year period ending December 31, 2006 (the “Performance Period”), equals or exceeds the median of the total shareholder returns of the Morgan Stanley Oil Services Index Companies for the Performance Period, (b) a Change in Control of the Company has not occurred on or before December 31, 2006, and (c) the executive remains in the active employ of the Company and/or one or more wholly-owned subsidiaries of the Company through the last day of the Performance Period, then the Company will issue to the executive that number of shares of Common Stock equal to (x) the number of shares of Common Stock set forth above as the “Number of Target Shares” for the executive’s performance award, multiplied by (y) the applicable “Percentage Target Earned” factor specified in the table below. If (a) the Company’s total shareholder return for the Performance Period is less than the median of the total shareholder returns of the Morgan Stanley Oil Services Index Companies for the Performance Period, and (b) a Change in Control of the Company has not occurred on or before December 31, 2006, then the award will lapse and be forfeited as of December 31, 2006.

Percentile Rank of the Company’s Total Shareholder Return for the
Performance Period as Compared to the Total Shareholder Returns of all	Percentage Target
Morgan Stanley Oil Services Index Companies	Earned
95th Percentile or more	200%
85th Percentile or more, but less than 95th Percentile	150%
80th Percentile or more, but less than 85th Percentile	125%
70th Percentile or more, but less than 80th Percentile	100%
65th Percentile or more, but less than 70th Percentile	75%
55th Percentile or more, but less than 65th Percentile	50%
50th Percentile or more, but less than 55th Percentile	25%
Less than 50th Percentile	0%

(2) Mr. Wiley retired from the Company on October 25, 2004. In accordance with the terms and conditions of the performance award agreements, Mr. Wiley forfeited his performance award units and therefore will receive no payment under these awards.

LONG-TERM INCENTIVE PLAN
AWARDS DURING 2004
FOR 2003-2004 PERFORMANCE PERIOD

			Potential
		Performance or	Payouts Under
	Number of Shares,	Other Period Until	Non-Stock Price-Based Plans(1)
	Units or Other	Maturation	Target	Maximum	Actual
Name	Rights (#) (1)	or Payout	(2)	(3)	Payout
Michael E. Wiley(4)	0	01/01/03-12/31/04	$285,000	$570,000	0
Chad C. Deaton	n/a	—	—	—	—
G. Stephen Finley	0	01/01/03-12/31/04	115,000	230,000	0
James R. Clark	0	01/01/03-12/31/04	67,500	135,000	0
Alan R. Crain, Jr.	0	01/01/03-12/31/04	100,000	200,000	0
Douglas J. Wall	0	01/01/03-12/31/04	67,500	135,000	0

(1)	Under the Company’s 2002 Director & Officer Long-Term Incentive Plan, individuals were awarded a performance unit effective January 1, 2003 that subject to the terms and conditions of the plan would have entitled the individual to receive shares of restricted stock. If the Company achieved a first or second ranking in total shareholder return for the applicable two-year measurement period ending December 31, 2004, as compared to the rankings of the designated competitors, the Company would have issued shares of its restricted stock equal to a specified dollar amount. The calculation of the number of shares of restricted stock to be issued to each executive officer named in the Summary Compensation Table would have been based on the price per share of the last sale of the Company’s Common Stock on the last trading day for the two-year period, as listed in the NYSE composite transactions. The restricted stock would have vested one-year from the date of issuance. For the two-year period ending December 31, 2004, the Company did not receive the requisite ranking, so the performance unit awards lapsed and were forfeited and no restricted stock was awarded. See the “Compensation Committee Report” for additional information.

(2)	The “Target” was the equivalent of the attainment of the second rank in total shareholder return for the applicable two-year period ending December 31, 2004.

(3)	The “Maximum” was the equivalent of the attainment of first rank in total shareholder return for the applicable two-year period ending December 31, 2004.

(4)	Mr. Wiley retired from the Company on October 25, 2004. In accordance with the terms and conditions of the performance award agreements, Mr. Wiley forfeited his performance award units and received no payment under these awards.

PENSION PLAN TABLE

     Baker Hughes adopted the Baker Hughes Incorporated Pension Plan, effective January 1, 2002, to provide benefits to its U.S. employees. (Employees outside the U.S. are covered under different retirement plans.) Employees who are officers of the Company participate on the same basis as other eligible employees. The Pension Plan is a tax-qualified, defined benefit plan funded entirely by the Company. Under the provisions of the Pension Plan, a cash balance account is established for each participant. Company contributions are made quarterly to the accounts, and the contribution percentage is determined by the employee’s age on the last day of the quarter and is applied to quarterly eligible compensation. In addition to the Company contributions, the cash balance accounts are credited with interest credits based on the balance in the account on the last day of the quarter, using the applicable interest rate provided under section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended. The following are the quarterly contribution rates under the Pension Plan:

Age at end of	Percentage
Quarter	Contribution
Under age 35	2.0%
35 – 39	2.5%
40 – 44	3.0%
45 – 49	3.5%
50 and older	4.0%

     An employee is fully vested in his or her Pension Plan account after five years of service. However, regardless of the number of years of service, an employee is fully vested if the employee retires from Baker Hughes at age 65 or later, or upon the death of the employee. In addition, employees of Baker Hughes who were 55 years or older on January 1, 2002, had their prior years of service with Baker Hughes counted in the number of years of service. Employees who are fully vested are eligible for early retirement benefits starting at age 55. Pension Plan benefits in excess of $5,000 may be paid in the form of a single lump sum, a single life annuity, or if an employee is married, a joint and 50% survivor annuity.

     Estimated annual benefits payable upon retirement at normal retirement age (i.e., age 65) under the Baker Hughes Pension Plan to each executive named in this Proxy Statement are reflected in the following table. The retirement benefits in the table are calculated based on the assumptions that each executive officer named in the Summary Compensation Table will remain an employee until age 65 at the base salary shown in the Summary Compensation Table, with no pay increases, cash balances are credited at the rate of 4% per quarter, interest is credited quarterly using the applicable rate at August 1 of the preceding plan year, and the terms of the Pension Plan remain unchanged.

	Approximate Years of	Estimated Annual
	Credited Service at	Benefits Payable at
Named Officer	Anticipated Retirement	Anticipated Retirement
Michael E. Wiley(1)	Retired	$0.00
Chad C. Deaton	13	16,374.96
G. Stephen Finley	13	16,789.32
James R. Clark	13	15,622.08
Alan R. Crain, Jr.	14	17,591.28
Douglas J. Wall	16	19,158.60

(1)	Mr. Wiley retired on October 25, 2004 and was not fully vested and will not receive any benefit under the Baker Hughes Pension Plan.

     In addition to the Pension Plan, the Company has a Supplemental Retirement Plan to provide covered executives with the total amount of retirement benefit they would have otherwise received under the Pension Plan but for legislated compensation ceilings in compliance with certain sections of the Internal Revenue Code, which limit retirement benefits payable under qualified plans. In accordance with these legislated ceilings, eligible compensation under the Pension Plan was limited to $205,000 in 2004. The compensation limit is assumed, for purposes of determining estimated benefits shown in the above table, to increase in future years, based on estimated cost-of-living increases applicable to such limit. The ceiling may be adjusted in the future by regulations issued under the Internal Revenue Code. See Footnote (1) to the table under the caption “Summary Compensation Table.”

EMPLOYMENT, CHANGE IN CONTROL, SEVERANCE AND
INDEMNIFICATION AGREEMENTS

Employment Agreement

     The Company has an employment agreement with Mr. Chad C. Deaton, dated as of October 25, 2004, which provides for the employment of Mr. Deaton for an initial two-year period ending October 25, 2006 with automatic one-year renewals unless either party provides a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date. During the term of the employment agreement, Mr. Deaton is entitled to receive the following, all as established from time to time by the Board of Directors or the Compensation Committee:

•	a base salary;

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals;

•	long-term incentives in the form of equity-based compensation no less favorable than awards made to other senior executives of the Company and that are commensurate with awards granted to CEOs of other public companies of a similar size to the Company; and

•	benefits and perquisites that other officers and employees of the Company are entitled to receive.

          Mr. Deaton’s base salary is to be reviewed at least annually during the term of the employment agreement and may be increased (but not decreased) based upon his performance during the year.

     Upon the termination of Mr. Deaton’s employment due to his Disability (as defined in the employment agreement) or his death, he or his beneficiary is to be paid a lump sum in cash equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. Upon termination of Mr. Deaton’s employment by him for Good Reason (as defined in the employment agreement) or by the Company without Cause (as defined in the employment agreement), he is entitled to:

     (i) a lump sum cash payment in an amount equal to two times his then base salary;

     (ii) a lump sum cash payment equal to the expected value of his incentive bonus for the year of termination, prorated to the date of termination;

     (iii) for the remainder of the term of the employment agreement, continuation of certain executive perquisites and medical insurance benefits; and

     (iv) for the remainder of the term of the employment agreement, continued employer contributions to the Company’s Supplemental Retirement Plan.

However, the foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his 2004 Change in Control Agreement discussed below.

     If Mr. Deaton’s employment is terminated by him for any reason other than a Good Reason (as defined in the employment agreement) or by the Company for Cause (as defined in the employment agreement), he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings thereon)

and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not theretofore paid.

     During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Deaton is prohibited from (i) engaging in Competition (as defined in the employment agreement) with the Company and (ii) soliciting customers, employees and consultants of the Company. To the extent any provision is covered by both the employment agreement and the 2004 Change in Control Agreement described and defined below, the 2004 Change in Control Agreement provision so covered will supersede the employment agreement provision.

Change in Control Agreements

     In addition to the employment agreement described above, the Company during 2004 entered into change in control agreements (“2004 Change in Control Agreements”) with Messrs. Chad C. Deaton, G. Stephen Finley, James R. Clark, Alan R. Crain, Jr. and Douglas J. Wall (“Named Officers”), as well as eight other officers of the Company. The 2004 Change in Control Agreements provide for payment of certain benefits to these officers as a result of termination of employment following, or in connection with, a Change in Control of the Company. The initial term of the 2004 Change in Control Agreement for Mr. Deaton expires on October 25, 2007. The 2004 Change in Control Agreements for the remaining Named Officers are effective as of January 1, 2006, and the initial term will expire December 31, 2007 and are intended to replace the Prior Severance Agreements described below, which will expire on December 31, 2005. After the expiration of the initial term, the 2004 Change in Control Agreements will be automatically extended for successive two-year periods beginning on the day immediately following the expiration date, unless, not later than 18 months prior to the expiration date or applicable renewal date, the Company shall give notice to the Named Officer that the term of the 2004 Change in Control Agreements will not be extended.

     Pursuant to the 2004 Change in Control Agreements, the Company pays severance benefits to an officer if the officer’s employment is terminated following, or in connection with, a Change in Control and during the term unless:

     (i) the Named Officer resigns without Good Reason (as defined in the 2004 Change in Control Agreements);

     (ii) the Company terminates the employment of the Named Officer for Cause (as defined in the 2004 Change in Control Agreements); or

     (iii) the employment of the Named Officer is terminated by reason of death or Disability (as defined in the 2004 Change in Control Agreements).

     If the Named Officer meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, in addition to any benefits he is due under the Company’s employee benefit plans and equity and incentive compensation plans, he will receive the following benefits:

     (a) a lump sum payment equal to three (3) times the Named Officer’s annual base salary in effect immediately prior to (i) the first event or circumstance constituting Good Reason for his resignation, (ii) the Change of Control, or (iii) the Named Officer’s termination of employment, whichever is greatest (his “Highest Base Salary”);

     (b) a lump sum payment equal to the Named Officer’s expected value target percentage for his incentive bonus under the Company’s Annual Incentive Plan for the year in which he terminates employment multiplied by his Highest Base Salary, prorated based upon the number of days of his service during the performance period (reduced by any payments received by the Named Officer under the Company’s 1995 Employee Annual Incentive Compensation Plan, as amended, in connection with the Change in Control if the Named Officer’s termination of employment occurs during the same calendar year in which the Change in Control occurs);

     (c) a lump sum payment equal to Named Officer’s expected value target percentage under his bonus for the year in which he terminates employment multiplied by his Highest Base Salary and multiplied by three (3);

     (d) continuation of accident and health insurance benefits for an additional three (3) years;

     (e) a lump sum payment equal to the sum of (i) the cost of the Named Officer’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the Named Officer’s perquisites in effect prior to his termination of employment for an additional three (3) years;

     (f) a lump sum payment equal to the undiscounted value of the benefits the Named Officer would have received had he continued to participate in the Company’s thrift and supplemental retirement and pension plans for an additional three (3) years, assuming for this purpose that:

     (1) the Named Officer’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (c) above, and

     (2) the Named Officer’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

     (g) eligibility for the Company’s retiree medical program if the Named Officer would have become entitled to participate in that program had he remained employed for an additional three (3) years;

     (h) a lump sum payment equivalent to thirty-six (36) multiplied by the monthly basic life insurance premium applicable to the Named Officer’s basic life insurance coverage on the date of termination;

     (i) outplacement services for a period of three (3) years or, if earlier, until the Named Officer’s acceptance of an offer of employment or in lieu of outplacement services, the Named Officer may elect to receive a cash payment of $30,000; and

     (j) an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).

     In addition to the above, the 2004 Change in Control Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.

     Pursuant to the 2004 Change in Control Agreements, a “Change in Control” is deemed to occur if:

     (i) the individuals who are Incumbent Directors (as defined in the 2004 Change in Control Agreements) cease for any reason to constitute a majority of the members of the Board;

     (ii) the consummation of a merger of the Company or an affiliate of the Company with another entity, unless the individuals and entities who were the beneficial owners of the voting securities of the Company outstanding immediately prior to such merger own, directly or indirectly, at least 50 percent of the combined voting power of the voting securities of the Company, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

     (iii) any person, other than a Specified Owner (as defined in the 2004 Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities;

     (iv) a sale, transfer, lease or other disposition of all or substantially all of the Company’s Assets (as defined in the 2004 Change in Control Agreements) is consummated (an “Asset Sale”), unless:

            (a) the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the voting securities of the entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Asset Sale; or

            (b) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

        (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Severance Agreements

     The Company also has severance agreements (“Prior Severance Agreements”) with G. Stephen Finley, James R. Clark, Alan R. Crain, Jr. and Douglas J. Wall, as well as three other officers of the Company. The Prior Severance Agreements provide for payment of certain benefits to the Named Officers as a result of termination of employment following, or in connection with, a Change in Control (described below) of the Company. The initial term of the Prior Severance Agreements expired on December 31, 1999, except for the agreement of Mr. Crain, which initially expired on December 31, 2001 and the agreement of Mr. Clark, which initially expired on December 31, 2002. Beginning on January 1, 1998 for Mr. Finley and Mr. Wall, January 1, 2002 for Mr. Crain and January 1, 2003 for Mr. Clark and on each successive January 1 thereafter (“Extension Date”), the term of the Prior Severance Agreements was automatically renewed for an additional year, unless notice of nonextension had been given by the September 30th prior to the Extension Date. The term is automatically extended for 24 months following a Change in Control (as defined below). Mr. Wiley had a Prior Severance Agreement that terminated upon his retirement.

     Prior to September 30, 2004, the Company sent notice of nonextension of the Prior Severance Agreements to the Named Officers notifying each of them that their Prior Severance Agreement would be terminated as of December 31, 2005 and that each officer would then be covered by an individual Change in Control Agreement as described above.

     Pursuant to the Prior Severance Agreements, the Company pays severance benefits to a Named Officer if the Named Officer’s employment is terminated following, or in connection with, a Change in Control and during the term unless:

     (i) the Named Officer resigns without Good Reason (as defined in the Prior Severance Agreements);

     (ii) the Company terminates the employment of the Named Officer for Cause (as defined in the Prior Severance Agreements); or

     (iii) the employment of the Named Officer is terminated by reason of death or Disability (as defined in the Prior Severance Agreements).

     If the Named Officer meets the criteria for payment of severance benefits due to termination of employment following, or in connection with, a Change in Control during the term as described above, in addition to any benefits he is due under the Company’s employee benefit plans and equity and incentive plans, he will receive the following benefits:

     (a) a lump sum payment equal to three (3) times the Named Officer’s annual base salary in effect on the date of termination of employment or, if higher, his annual base salary in effect immediately prior to the event or circumstance constituting Good Reason for his resignation;

     (b) a lump sum payment equal to three (3) times the average annual bonus earned by the Named Officer during the three (3) fiscal years ending immediately prior to the fiscal year in which his termination of employment occurs or, if higher, immediately prior to the fiscal year in which occurs the event or circumstance constituting Good Reason for resignation; provided, that if the Named Officer has not participated in an annual bonus plan of the Company for the entirety of the three-year period, then the average bonus will be calculated using such lesser number of bonuses as have been earned;

     (c) continuation of life, disability, accident and health insurance benefits and all perquisites for an additional three (3) years;

     (d) a lump sum payment equal to the sum of:

     (1) any unpaid incentive compensation that has been allocated or awarded to the Named Officer for a completed fiscal year or other measuring period preceding the date of termination under the Company’s 1995 Employee Annual Incentive Compensation Plan, as amended, and that, as of the date of termination, is contingent only upon the continued employment of the Named Officer to a subsequent date, and

     (2) a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the Named Officer for all then uncompleted periods under the Company’s Annual Incentive Compensation Plan, assuming the achievement of the expected value target level of the performance goals established for the awards, provided, that if the termination of employment occurs during the same year in which the Change in Control occurs, the pro rata bonus payment shall be offset by any payments received under the Company’s 1995 Employee Annual Incentive Compensation Plan, as amended, in connection with the Change in Control;

     (e) a lump sum payment equal to the present value of the benefits the Named Officer would have received had he continued to participate in the Company’s thrift and supplemental retirement plans for an additional three (3) years, assuming for this purpose that:

     (1) the Named Officer’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (b) above, and

     (2) the Named Officer’s contributions to those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

     (f) eligibility for the Company’s retiree medical program if the Named Officer would have become entitled to participate in that program had he remained employed for an additional three (3) years;

     (g) outplacement services for a period of three (3) years or, if earlier, until the Named Officer’s acceptance of an offer of employment; and

     (h) an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the Named Officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).

     In addition to the above, the Prior Severance Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.

     Pursuant to the Prior Severance Agreements, a “Change in Control” is deemed to occur if:

     (i) any person becomes the beneficial owner of 20% or more of the Company’s voting securities (excluding securities acquired directly from the Company or its affiliates) other than a person described in (iii)(A) below;

     (ii) a change in the majority of the membership of the Board occurs without approval of two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously so approved;

     (iii) there is consummated a merger or consolidation of the Company or a subsidiary thereof with any other corporation other than (A) a merger or consolidation with a person in which the Company’s stockholders continue to hold at least 65% of the voting securities of the surviving entity or (B) a merger or consolidation effected to implement a recapitalization of the Company and in which no person becomes the owner of 20% of the Company’s voting securities (excluding securities acquired directly from the Company or its affiliates, except securities acquired in connection with the acquisition of a business by the Company or its affiliates); or

     (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets other than a sale or disposition to an entity in which the Company’s stockholders continue to hold at least 65% of the voting securities.

     In addition, the Company has an Executive Severance Plan that provides salary continuation between 9 and 18 months for the executive officers and other benefits, based upon salary grade, if the executive’s employment is terminated for certain specific reasons, other than a Change in Control of the Company covered by the Prior Severance Agreements described above.

Indemnification Agreements

     The Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law.

COMPENSATION COMMITTEE REPORT

To Our Stockholders

     This report is provided in accordance with SEC rules to inform the Company’s stockholders of the Compensation Committee’s compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer of the Company.

     The Compensation Committee consists of five non-employee, independent directors (as defined in Annex A to this Proxy Statement) who have no “interlocking” relationships (as defined by the SEC). The Compensation Committee’s overall goal is to develop executive compensation policies that support the Company’s strategic business objectives and consider current competitive market practices. The Compensation Committee reviews and approves the design of, assesses the effectiveness of and oversees executive compensation programs and other matters. The Compensation Committee also reviews and approves all compensation and incentive programs for senior executives and evaluates CEO performance.

Compensation Philosophy

     The Company’s primary business objective is to maximize stockholder value over the long-term. The Company has developed a comprehensive business strategy that emphasizes financial and organizational performance and continuing market leadership and best in class products and services.

     The following compensation policies are intended to facilitate the achievement of the Company’s business strategies:

•	Drive and reward strong business performance which supports the Company’s core values and creates superior value for stockholders and executives.

•	Provide senior executives a significant percentage of total pay that is at-risk compensation to ensure management is focused on the long-term interests of stockholders while balancing short- and long-term business goals.

•	Encourage executives to maintain significant stock holdings to align interests with those of stockholders and requires senior executive officers to own from two to five times their base salary in Company Common Stock.

•	Design competitive total compensation and rewards which enhance the Company’s ability to attract and retain knowledgeable and experienced executives.

•	Target compensation and incentive levels that reflect competitive market practices.

     An independent compensation consultant provides competitive market data which includes current compensation and benefit trends. The consultant reviews and provides survey data to the Committee to compare the Company’s executive compensation with compensation levels at companies in peer and general industry groups. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

     The companies in the S&P 500 Oil and Gas Equipment and Services Index in the Performance Graph included in this Proxy Statement are included in the group of companies used for compensation comparisons. The Committee believes the Company’s market for both compensation comparison and executive talent purposes consists of companies with national and international business operations and similar sales volumes, employment levels and operations in comparable lines of business.

     The key components of the executive compensation program are base salary, annual and long-term incentives and benefits. All executive officers are also entitled to participate in the executive benefits and perquisite plan. The Compensation Committee regularly reviews all elements of an executive’s total compensation package. Total compensation opportunity is targeted between the 50th and 75th percentile based on performance. Executives can be rewarded at the upper end of the range based on individual or company performance, as well as the executive’s experience and expertise.

     Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and its four other highest paid executive officers, unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options granted pursuant to the Company’s 1993 Stock Option Plan, and options and other long-term performance-based stock or cash awards granted pursuant to the Company’s Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan. The Company may from time to time pay compensation to its executive officers that may not be deductible.

Base Salaries

     Executive base salaries are targeted at median levels of the peer and general industry group. Base salaries are determined by evaluating an executive’s level of responsibility and experience, company-wide performance and internal and external equity.

     After evaluating the competitive market data, increases to base salaries, if any, are driven primarily by individual performance. Individual performance considers the executive’s efforts in achieving business results; promoting the Company’s core values and keys to success; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; and demonstrating leadership abilities among co-workers.

     In April 2004, Mr. Michael E. Wiley announced that he would not seek re-election to the Board of Directors when his term expired in 2005, at the next stockholders’ meeting. Mr. Wiley also intended to retire as Chief Executive Officer by that date. A Special Committee of the Board of Directors was formed in connection with the selection of a new Chairman and Chief Executive Officer. Mr. Chad C. Deaton was selected by the Special Committee and approved by the Compensation Committee and Board of Directors to replace Mr. Wiley as Chairman and Chief Executive Officer effective October 25, 2004.

     The base salary for Mr. Wiley, Chairman of the Board and Chief Executive Officer, was not increased in 2004 and remained at $1,014,300 per year. This salary was established comparing the compensation of chief executive officers in a group of comparator companies based on data provided by the independent consultant. Following his announcement, the Compensation Committee recommended and the Board of Directors approved a restatement dated as of August 1, 2004 of Mr. Wiley’s employment agreement. Pursuant to Mr. Wiley’s restated employment agreement, in order to provide for an orderly transition of management, upon his retirement on October 25, 2004, Mr. Wiley received his base salary through April 30, 2005.

     In setting the base salary of Mr. Deaton for fiscal year 2004, the Compensation Committee reviewed the compensation of chief executive officers from a group of comparator companies and with comparable levels of experience. Based on this evaluation and analysis by outside advisors, the Compensation Committee established a base salary of $825,000 for Mr. Deaton. Mr. Deaton’s salary will be reviewed on an ongoing basis using comparable data. In the future, the Compensation Committee expects to also consider a review of Mr. Deaton’s performance, including a review of the Company’s financial performance during the previous fiscal year with respect to revenue growth, expense control, net income and earnings per share in setting Mr. Deaton’s salary. Members of the Board of Directors that are not part of the Compensation Committee will also be given the opportunity to review Mr. Deaton’s performance each year and provide input to the Compensation Committee with respect to both past performance and performance goals and objectives for the upcoming year.

Annual Incentives

     The 1995 Employee Annual Incentive Compensation Plan, as amended, provides executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit and individual performance goals.

     Each year, the Compensation Committee establishes specific goals relating to each executive’s bonus opportunity. Executives are assigned threshold, target and overachievement bonus levels based on a percentage of their base salary. The percentages have been established based on competitive practices of the comparator group. Executives earn bonuses based on achievements of the extent to which pre-established goals are achieved. Bonus awards may be adjusted to differentiate performance among executives. However, no bonus is paid unless predetermined threshold performance levels are reached. If overachievement status is reached and surpassed, bonus awards earned over this level are paid to the executive over a two-year period.

     Performance goals are approved each year by the Compensation Committee and are based upon financial and/or strategic objectives of the Company. During fiscal year 2004, the corporate objective was based on (i) earnings per share and (ii) Baker Value Added, a Company metric that measures our operating profit after tax less the cost of capital employed as a measure of the value we create for our stockholders. Baker Value Added integrates the profit and loss results and balance sheet investments of the Company by assuring that the cost of any capital used to earn those profits is fully taken into account. Where executives have business unit responsibilities, a portion of the goal may be based on financial performance measures that support business unit performance. This portion varies with the position of each individual and the particular objectives of the Company.

     Performance targets are established by the Compensation Committee at levels that are achievable, but require above-average performance from each executive. Target bonus awards range from 45% to 100% of base salary.

     Each of the named executive officers received an annual bonus based on their contribution to the 2004 financial performance. Pursuant to Mr. Deaton’s employment agreement with the Company, Mr. Deaton’s bonus for 2004 is guaranteed to be not less than $600,000.

     Pursuant to Mr. Wiley’s restated employment agreement, Mr. Wiley received during 2004, as part of his lump sum payment following his retirement, payments relating to his bonus for 2004 and 2005 of $1,014,300 and $350,000, respectively.

Long-Term Incentives

     Long-term incentives comprise the largest portion of an executive’s total compensation package, supporting the Company’s commitment to provide a total compensation package that favors at-risk pay. The Compensation Committee’s objective is to provide executives with long-term incentive award opportunities that are consistent with grants made within the comparator groups.

     Long-term incentive award guidelines are determined using competitive market references for each executive position and the individual performance of each executive.

     Long-term incentives are provided pursuant to the Company’s long-term incentive plans. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date prior to the date of grant. Stock options have value if the stock price appreciates after the date the options are granted.

     Each year the Compensation Committee determines the total pool of stock options that will be made available to the Company’s executives, as well as the size of individual grants for each senior executive. The amounts vary each year and are based upon what the Compensation Committee believes is appropriate after consideration of the data provided by the independent compensation consultant as well as the executive’s total compensation package.

     Mr. Wiley was awarded a stock option grant of 150,000 shares of Common Stock, effective January 28, 2004, and a second stock option grant of 150,000 shares of Common Stock, effective July 28, 2004, at an exercise price equal to the fair market value of the stock on the date prior to the respective date of grant. The options vest and become exercisable in increments of 33 1/3% each year from the date of grant. These grants were made to furnish an incentive for Mr. Wiley to create stockholder value through his remaining term. Upon Mr. Wiley’s retirement from the Company on October 25, 2004, these options were vested and in accordance with his restated employment agreement will expire in 2007.

     Mr. Deaton was awarded a stock option grant of 75,000 shares of Common Stock, effective October 25, 2004, at an exercise price equal to the fair market value of the stock on the day prior to the respective date of grant. The option vests and becomes exercisable one-third each year beginning October 25, 2005. On October 25, 2004, Mr. Deaton was also awarded 80,000 shares of restricted Common Stock, which vests 25 percent on each of October 25, 2006, 2007, 2008 and 2009. These grants were made to furnish an incentive for Mr. Deaton to create stockholder value over the long-term.

     In fiscal year 2004, the Compensation Committee also awarded grants of options to certain of the Company’s senior executives, including Messrs. Finley, Clark, Crain and Wall to furnish an incentive for top performance for the mutual benefit of the employees, the Company and stockholders. In addition, during fiscal 2004 Messrs. Clark, Crain and Wall received awards of 40,000, 10,000 and 10,000 restricted shares of Common Stock, respectively. Mr. Clark’s award vests 25 percent on each of October 27, 2007 and 2008 with the remaining 50 percent vesting on October 27, 2009. Mr. Crain’s award vests on April 28, 2008. Mr. Wall’s award vests on March 2, 2008.

     In 2002, the Compensation Committee and the Company’s Board of Directors approved, subject to stockholder approval, the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan for performance-related awards for senior executives in order to maintain a strong link to stockholders and to provide a more balanced long-term incentive program. The Company’s stockholders approved this plan in April 2002.

     The performance-related awards for 2003-2004 under the plan provided for a comparison of Baker Hughes’ relative total shareholder return to a group of industry peer companies (5 comparators). With respect to prior awards under the plan, if the Company ranked first or second in relative total shareholder return for the applicable two-year period, as compared to the rankings of designated oilfield services competitors, the Company would issue shares of restricted stock equal to a dollar value specified for each participating executive and for each ranking. If company-wide performance ranks third or lower, no awards were earned. For the two-year period ending December 31, 2004, the applicable rankings were not achieved and no restricted stock was earned and issued.

     In December 2003, the Compensation Committee entered into an engagement with a separate independent executive compensation consultant for the purpose of reviewing the Company’s executive equity compensation program. The Committee received and reviewed the recommendations from the consultant in 2004 for which the Committee has taken into consideration in its overall compensation program. Based upon the advice of the consultant, the more appropriate measure for the performance-related awards would be to include additional companies in the comparison. Thus, the plan was changed for the 2004-2006 performance-related awards.

     In 2004, the Compensation Committee approved performance-related awards for senior executives under the plan. If the Company’s total shareholder return for the three-year period ending December 31, 2006 equals or exceeds the median of the total shareholder returns of the Morgan Stanley Oil Services Index companies (29 comparators) for the period, the Company will issue shares of Common Stock equal to the participant’s number of target shares of Common Stock for the performance award multiplied by the applicable percentage target earned factor for the Morgan Stanley Oil Services Index companies.

Summary

     The Compensation Committee believes the executive compensation program provides a competitive total compensation opportunity with a significant performance orientation. The annual incentive plan is designed to evaluate and reward achievement of specific objectives that drive the success of the Company. The long-term incentive awards link executives directly to stockholders and reward the Company’s executives for continuing positive stock performance on an absolute and relative basis.

H. John Riley, Jr. (Chairman)
Larry D. Brady
Edward P. Djerejian
Claire W. Gargalli
Charles L. Watson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s Compensation Committee consists of Messrs. Riley, Brady, Djerejian and Watson and Ms. Gargalli, all of whom are non-management directors. None of the Compensation Committee members has served as an officer of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends into Common Stock at the date of payment) with the cumulative total return on the published Standard & Poor’s 500 Stock Index and the cumulative total return on Standard & Poor’s 500 Oil and Gas Equipment and Services Index over the preceding five-year period. The following graph is presented pursuant to SEC rules. The Company believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Company’s executive compensation program is based on financial and strategic results and the other factors set forth and discussed above in the “Compensation Committee Report.”

Comparison of Five-Year Cumulative Total Return*
Baker Hughes Incorporated; S&P 500 Index and S&P 500 Oil and Gas Equipment and Services Index

	1999	2000	2001	2002	2003	2004
Baker Hughes	$100.00	$199.96	$177.88	$159.21	$161.40	$216.62
S&P 500	100.00	90.89	80.13	62.45	80.32	89.02
S&P Oil and Gas Drilling and Equipment	100.00	133.93	89.26	79.03	98.55	129.87

*	Total return assumes reinvestment of dividends on a quarterly basis.

     The comparison of total return on investment (change in year-end stock price plus reinvested dividends) assumes that $100 was invested on December 31, 1999 in Baker Hughes Common Stock, the S&P 500 Index and the S&P 500 Oil and Gas Equipment and Services Index.

AUDIT/ETHICS COMMITTEE REPORT

          The Audit/Ethics Committee is comprised of five members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s Policy for Director Independence (attached as Annex A to this Proxy Statement). Under the charter of the Audit/Ethics Committee (attached as Annex B to this Proxy Statement), the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company’s independent auditor. The Audit/Ethics Committee also oversees the Company’s policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.

          During the year ended December 31, 2004, the Audit/Ethics Committee held 11 meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the Company’s Independent Auditor for 2004. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received a written statement from Deloitte & Touche concerning independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche.

     The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2004, June 30, 2004 and September 30, 2004 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2004 with management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly in conformity with generally accepted accounting principles. The Audit/Ethics Committee also reviewed the requirements and the Company’s progress in implementing Section 404 of SOX and related regulations.

     Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

James F. McCall (Chairman)
Clarence P. Cazalot, Jr.
Anthony G. Fernandes
James A. Lash
J. Larry Nichols

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITOR

     The Audit/Ethics Committee has selected the firm of Deloitte & Touche LLP as our Independent Auditor to audit the Company’s books and accounts for the year ending December 31, 2005. Deloitte & Touche has served as our Independent Auditor for fiscal year 2004. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Auditor. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different independent auditor at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Your Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Auditor for 2005.

FEES PAID TO DELOITTE & TOUCHE LLP

     In 2004 and 2003, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed the Company and its subsidiaries for the aggregate fees set forth in the table below. These fees include all fees paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements and review of quarterly financial statements, audit services related to Management's Report on Internal Control over Financial Reporting and audit services related to the effectiveness of the Company's internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements,

(iii) professional services rendered for tax compliance, tax advice, and tax planning and (iv) products and services provided by Deloitte Entities. In 2003, the Company also purchased software and hardware through Deloitte Consulting, one of the Deloitte Entities. The aggregate amount of those purchases was approximately $4.0 million for 2003, of which substantially all was subject to the Company’s competitive bid process. No purchases of this nature were made during 2004.

	Fees Paid in		Fees Paid in
	Fiscal Year 2004		Fiscal Year 2003
	(in millions)		(in millions)
Audit fees	$10.6	(1)	$3.6
Audit-related fees	0.2		0.2
Tax fees	1.1		1.1
All other fees	0.0		0.0

Total	$11.9		$4.9

(1)	Includes approximately $4.2 million related to the audit of the Company’s annual financial statements and review of quarterly financial statements and approximately $6.4 million related to audit of Management’s Report on Internal Controls as required by Section 404 of SOX and audit services related to the effectiveness of the Company’s internal control over financial reporting.

Audit-related fees paid to Deloitte Entities for both 2004 and 2003 relate primarily to non-audit assistance with regulatory filings and related matters, assistance with an internal control assessment program, non-audit work related to the implementation of Section 404 of SOX, training services and miscellaneous other minor services.

Tax fees paid to Deloitte Entities are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 31 of the more than 90 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.

Pre-Approval Policies and Procedures

     The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its independent auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The “Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor” adopted by the Audit/Ethics Committee on January 27, 2004 is attached as Annex E to this Proxy Statement. Any proposed engagement with estimated non-audit fees of $15,000 or more that does not fit within the definition of a pre-approved service may be presented to the Chairman of the Audit/Ethics Committee for pre-approval. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Auditor. All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor and pursuant to Section 202 of SOX.

PROPOSAL NO. 3
AMENDMENT TO COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has determined the Company’s Restated Certificate of Incorporation (“Restated Certificate”) should be amended to repeal the provisions that provide for the classification of the Board of Directors. In particular, Article Eleventh of the Restated Certificate provides for the classification of the Board of Directors into three classes, Class I, Class II and Class III with each director serving for a term of three years and contains provisions concerning the filling of director vacancies and the removal of directors and Article Thirteenth of the Restated Certificate references the classification of the Board of Directors. The Board has unanimously adopted a resolution to amend Article Eleventh and the appropriate portions of Article Thirteenth and otherwise approve the amendment, declaring it advisable and recommending such amendment to the Company’s stockholders.

     If the Company’s stockholders approve the proposed amendment, the classified board will be eliminated, directors will thereafter at each annual meeting be elected for a one-year term ending on the date of the Annual Meeting of Stockholders following the annual meeting at which the director was elected. In addition, any director appointed in the future as a result of a newly created position or to fill a vacancy on the Company’s Board of Directors will hold office only until the next Annual Meeting of Stockholders. Each of the directors have agreed to shorten their existing terms and stand for re-election at the 2006 Annual Meeting of Stockholders for a one-year term ending on the following annual meeting if the proposed amendment is approved by the stockholders and the amendment is filed in Delaware.

     The Company believes that the election of directors to staggered terms has promoted good corporate governance by providing the stability to develop and execute long-term, strategic planning. The staggered election of directors has also assured that the Company has had directors with a historical perspective of the Company and its operations, and that perspective has provided the in-depth knowledge for continuity in pursuing the Company’s strategic goals. The Board believes that the Company’s Board is knowledgeable about management and the Company’s plans.

     A non-binding proposal to declassify the Board was first introduced by a stockholder in 2000. In 2003 and 2004, the stockholder again introduced such proposal. In 2005, Mr. Harold J. Mathis, Jr. again submitted such proposal, but has withdrawn it as a result of this proposal by the Company’s Board of Directors. The Company stated in its 2004 Proxy Statement that if the stockholder proposal to declassify the Board of Directors received at least the same support by the stockholders of all of the outstanding shares at its 2004 Annual Meeting as it did at the 2003 Annual Meeting, the Board of Directors would introduce and support a binding proposal at the 2005 Annual Meeting to amend the Company’s Restated Certificate in order to eliminate the provision classifying the Company’s Board. The stockholder proposal received 90.38% of the votes cast for or against the proposal at the 2004 Annual Meeting, which equated to 72.50% of all of the outstanding shares of Common Stock. In 2003, the stockholder proposal received 84.88% of the votes cast for or against the proposal, which equates to 68.82% of all the outstanding shares of Common Stock.

     In order to eliminate the class structure of the Board, the Company’s Restated Certificate must be amended, which requires the affirmative vote of 75% of the total voting power of all shares of stock of the Company entitled to vote in the election of directors, and filed with the Secretary of State of the State of Delaware.

     The text of the proposed amendment and related amendments to the Restated Certificate is attached as Annex F to this Proxy Statement. If the proposal is approved by the stockholders, conforming amendments will be made to the bylaws.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Your Board of Directors recommends a vote FOR the approval of the proposal to eliminate the classification of the Board of Directors and the related amendments to the Restated Certificate.

STOCKHOLDER PROPOSAL NO. 1
REGARDING MAJORITY VOTES PROTOCOL

     The following proposal was submitted to Baker Hughes by William C. Thompson, Jr., Comptroller, City of New York (with an address of 1 Centre Street, New York, New York 10007-2341 and an email address of wthompson@comptroller.nyc.gov), on behalf of the Boards of Trustees of the New York City Pension Funds which hold beneficially 2,514,284 shares of the Company’s Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

PROPONENT’S STATEMENT IN SUPPORT OF PROPOSAL:

WHEREAS, in 2002, United States Congress, the Securities and Exchange Commission, and the stock exchanges, recognizing the urgent need to restore public trust and confidence in the capital markets, acted to strengthen accounting regulations, to improve corporate financial disclosure, independent oversight of auditors, and the independence and effectiveness of corporate boards; and

WHEREAS, we believe these reforms, albeit significant steps in the right direction, have not adequately addressed shareholder rights and the accountability of directors of corporate boards to the shareholders who elect them; and

WHEREAS, we believe the reforms have not addressed a major concern of institutional investors – the continuing failure of numerous boards of directors to adopt shareholder proposals on important corporate governance reforms despite the proposals being supported by increasingly large majorities of the totals of shareholder votes cast for and against the proposals;

WHEREAS, the Board of Directors of our company has not adopted shareholder proposals that were supported by majority votes in the past five years;

NOW, THEREFORE, BE IT RESOLVED: That the shareholders request the Board of Directors to adopt a policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

In adopting such a policy, the Board of Directors should consider including the following steps:

•	Within four months after the annual meeting, an independent board committee should schedule a meeting (which may be held telephonically) with the proponent of the proposal, to obtain any additional information to provide to the Board of Directors for its reconsideration of the proposal. The meeting with the proponent should be coordinated with the timing of a regularly scheduled board meeting.

•	Following the meeting with the proponent, the independent board committee should present the proposal with the committee’s recommendation, and information relevant to the proposal, to the full Board of Directors, for action consistent with the company’s charter and by-laws, which should necessarily include a consideration of the interest of the shareholders.

STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION TO
STOCKHOLDER PROPOSAL NO. 1

     Your Board of Directors believes it has already adequately addressed and implemented the purpose of this proposal—to adopt a policy opening the lines of communication in an effort to assure thoughtful consideration by the Board of Directors of stockholder proposals. In particular, your Board of Directors believes this proposal is unnecessary for the following reasons:

1. The Company’s currently existing policy has an established process for the evaluation of ALL stockholder proposals.

2. The Company’s Annual Meeting provides ample opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. Furthermore, a process has already been established to provide the Company’s stockholders and other interested parties with an open line of communication to any member of the Company’s Board of Directors by sending a written communication to the Company’s Corporate Secretary who will then forward the communication to the appropriate director(s).

3. The Board of Directors has introduced and supported a binding proposal for the 2005 Annual Meeting of Stockholders to amend the Company’s Restated Certificate of Incorporation eliminating the classification of the Board.

     The Governance Committee, whose Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com, is charged with the responsibility for the initial evaluation of stockholder proposals to ensure that the process would be conducted under the purview of independent directors. Upon submission of a stockholder proposal to the Committee, the Committee will evaluate and make recommendations, as appropriate, to the Board of Directors, with respect to such proposals. This evaluation by the Committee may include, without limitation, consideration of:

•	the appropriateness of the proposal,

•	the best interest of all stockholders of the Company,

•	whether the proposal would result in appropriately accomplishing the goals and objectives described in such proposal, and

•	any other considerations that the Committee may deem appropriate.

       The process of evaluation may include communication directly with the stockholder proponent by the Committee or its management designees, as the Committee may deem appropriate. The Board’s existing policy is broader than requested by the stockholder proponent because the Board believes all properly submitted stockholder proposals should be thoughtfully considered.

       Although the current process does not mandate direct contact between the Board and the proponent of a stockholder proposal, the Board of Directors has in the past, when it has deemed appropriate, on its own initiative met with proponents to discuss stockholder proposals and believes the existing approach of evaluating stockholder proposals better serves the interests of the Company and its stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 1 regarding majority votes protocol.

ANNUAL REPORT

     The 2004 Annual Report on Form 10-K of the Company, which includes audited financial statements for the fiscal year ended December 31, 2004, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report,” “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) and “Corporate Performance Graph,” as well as the annexes to this Proxy Statement, will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2006 Annual Meeting must be received by the Company by November 15, 2005 to be properly brought before the 2006 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177. Nominations of directors by stockholders must be received by the Chairman of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 between October 16, 2005 and November 15, 2005 to be properly nominated before the 2006 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A

BAKER HUGHES INCORPORATED
POLICY FOR DIRECTOR INDEPENDENCE,
AUDIT/ETHICS COMMITTEE MEMBERS
AND
AUDIT COMMITTEE FINANCIAL EXPERT

INDEPENDENCE

I. Introduction

     A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

     Each director of the Company’s Audit/Ethics Committee, Governance Committee and Compensation Committee must be Independent. A director who is a member of the Company’s Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.

II. Standards for Director Independence

1. A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

5. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.1

6. The three year period referred to in paragraphs II.1 through II.5 above will be applied consistent with the New York Stock Exchange’s (“NYSE”) transition rules, which permit a one year look-back period until November 4, 2004. Accordingly, until November 4, 2004, a one year period, rather than a three year period, shall apply to the determination of independence and the application of paragraphs II.1 through II.5 above.

III. Standards for Audit/Ethics Committee Members

1. A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service) .

     Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

2. A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3. A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.

IV. Definitions

     An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s household. When considering the application of the three year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

     The “Company” includes any subsidiary in a consolidated group with the Company.

AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS

          The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).

1. The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:

An understanding of generally accepted accounting principles and financial statements;

The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

An understanding of internal controls and procedures for financial reporting; and

An understanding of audit committee functions.

2. Under SEC rules, a director must have acquired such attributes through any one or more of the following:

(a) Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b) Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c) Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d) Other relevant experience.

[1]	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need to consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test provided however that the company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

ANNEX B

BAKER HUGHES INCORPORATED

CHARTER OF THE
AUDIT/ETHICS COMMITTEE OF THE
BOARD OF DIRECTORS
(as amended and restated October 27, 2004)

     The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.

PURPOSE

     The Committee’s purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements and reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee’s purpose is also to prepare the report of the Committee to be included in the Company’s annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.

COMPOSITION

     The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and subject to removal pursuant to the terms of the Company’s Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall have accounting or related financial management expertise and at least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting; and an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.

PRINCIPAL RESPONSIBILITIES

     The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee; and the Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.

     The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

          The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.

          The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer.

          This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company’s charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.

With regard to its audit responsibilities, the Committee shall:

•	Receive and review reports from the independent auditors pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and, on an annual basis, formal written reports from the independent auditors regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent auditors’ internal quality-control procedures; and (ii) material issues raised by the most recent internal quality-control review or Public Company Accounting Oversight Board review, of the independent auditors, or by any inquiry or investigation by governmental professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with such issues. Conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and, select the independent auditors to be employed or discharged by the Company. Review competence of partners and managers of the independent auditors who lead the audit as well as possible rotation of the independent auditors. The Committee shall establish hiring policies for the Company of employees or former employees of the independent auditors in accordance with the NYSE rules, SOX and as specified by the SEC and review and discuss with management and the independent auditors any proposals for hiring any key member of the independent auditors’ team.

•	Prior to commencement of the annual audit, review with management, the internal auditors and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

•	Review policies and procedures for the engagement of the independent auditors to provide audit and non-audit services, giving due consideration to whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence and review and pre-approve all audit and non-audit fees for such services, subject to the deminimus exception under the Sarbanes-Oxley Act. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

•	Review with management and independent auditors the accounting and reporting policies and procedures that may be viewed as critical, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.

•	Review with management and independent auditors the financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any, discuss significant judgment matters made in connection with the preparation of the Company’s financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved, and ascertain that no restrictions were placed by management on implementation of the independent or internal auditors’ examinations. Regularly scheduled executive sessions will be held for this purpose.

•	Review with management and the independent auditors the results of the annual audit prior to release of the audited financial statements in the Company’s annual report on Form 10-K filed with the SEC, including a review of the MD&A section, quarterly financial statements prior to release in the Company’s quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section, and have management review the Company’s financial results with the Board of Directors prior to the release of earnings.

•	Establish guidelines with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.

•	Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and reporting system, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

•	Review guidelines and policies on risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Annually prepare a report to stockholders included in the Company’s proxy statement (a) stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received a formal written report from the independent auditors concerning the auditors’ independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC and (b) cause the Charter to be included periodically in the proxy statement as required by applicable rules.

•	Review actions taken by management on the independent auditors and internal auditors’ recommendations relating to organization, internal controls and operations.

•	Meet separately and periodically with management, the internal auditors and the independent auditors to review the responsibilities, budget and staffing of the Company’s internal audit function, the effectiveness of the Company’s internal controls, including computerized information systems controls, and security. Review the Company’s annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management’s actions. Review annually the audit of the expenses of the Company’s senior management.

•	Review membership of Company’s “Disclosure Control and Internal Control Committee” (“DCIC”), the DCIC’s scheduled activities and the DCIC’s quarterly report. Review on an annual basis the DCIC Charter.

•	Receive reports from the CEO and CFO on all significant deficiencies in the design or operation of certain internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.

•	Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.

•	The Committee shall annually review with the independent auditors any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

With regard to its compliance responsibilities, the Committee shall:

•	Review the management’s recommendation of and monitoring of compliance with the Company’s Business Code of Conduct and Foreign Corrupt Practices Act policy.

•	Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of this Company and its subsidiaries.

•	Coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.

•	Review the Company’s compliance with its environmental policy on an annual basis.

•	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; these are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.

MEETINGS

          The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. In addition, the Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. All meetings of the Committee will be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

ANNEX C

BAKER HUGHES INCORPORATED
GUIDELINES FOR
MEMBERSHIP ON THE BOARD OF DIRECTORS

     These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:

•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate’s background and experience to issues facing the Company.

Criteria for Selection

     In filling director vacancies on the Board, the Governance Committee will strive to:

Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:

Have demonstrated leadership, and significant experience in an area of endeavor such as business, finance, law, public service, banking or academia;

Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

Have relevant expertise and experience, and be able to offer advice and guidance based upon that expertise;

Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

Will dedicate sufficient time to Company business;

Exhibit integrity, sound business judgment and support for the Core Values of the Company;

Understand basic financial statements;

Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange.

Support the ideals of the Company’s Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company’s interests;

Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company’s customers, employees and the public; and

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Are able to exercise sound business judgment.

               Maintain a Board that reflects diversity, including but not limited to gender, ethnicity and experience.

Age

The Board will not nominate any person to serve as a director who has attained the age of 72.

Audit/Ethics Committee

The Governance Committee believes that it is desirable that one or more members of the Company’s Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.

Significant Change in Occupation or Employment

Any non-employee director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will determine if it is in the best interests of the Company to nominate such person to serve another term as a director following expiration of the director’s current term.

Board Review and Assessments

Each year the members of the Board will participate in a review and assessment of the Board and of each committee. In connection with such reviews, or at any other time, a director with concerns regarding performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Disinterested Committee Members”). If the Disinterested Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

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ANNEX D

BAKER HUGHES INCORPORATED
SELECTION PROCESS FOR

NEW BOARD OF DIRECTORS
CANDIDATES

Baker Hughes Incorporated (“Company”) has established the following process for the selection of new candidates for the Company’s Board of Directors (“Board”). The Board or the Company’s Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

1.	Chairman/CEO, the Governance Committee, or other Board members identify a need to fill vacancies or add newly created directorships.

2.	Chairman of the Governance Committee initiates search, working with staff support and seeking input from the Board members and senior management, and hiring a search firm or obtaining advice from legal or other advisors, if necessary.

3.	Candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws that satisfy criteria as described in the Company’s “Guidelines For Membership on the Board of Directors” or otherwise qualify for membership on the Board, are identified and presented to the Governance Committee.

4.	Determine if the Governance Committee members, Board members or senior management have a basis to initiate contact with preferred candidates; or if appropriate, utilize a search firm.

5.	Chairman/CEO and at least one member of the Governance Committee interviews prospective candidate(s).

6.	Full Board to be kept informed of progress.

7.	The Governance Committee meets to consider and approve final candidate(s) (conduct interviews as necessary).

8.	The Governance Committee will propose to the full Board candidates for Board membership to fill vacancies, or to stand for election at the next Annual Meeting of Stockholders.

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ANNEX E

AUDIT/ETHICS COMMITTEE
BAKER HUGHES INCORPORATED
GUIDELINES FOR PRE-APPROVAL OF
AUDIT AND NON-AUDIT FEES
OF INDEPENDENT AUDITOR

Audit Fees

The independent auditor will submit to the Audit/Ethics Committee of the Board of Directors (“Committee”) for pre-approval a worldwide engagement letter outlining the scope of the audit services proposed to be performed for the fiscal year together with an audit services fee proposal annually.

Non-Audit Fees

Management will submit to the Committee for pre-approval proposed projects annually for the upcoming year requesting specific pre-approval for all projects over $15,000 and general approval for all projects under $15,000 with the Committee informed of the particular services. The Company’s independent auditor may be awarded any type of non-audit services not prohibited by law or regulations, including the Sarbanes-Oxley Act, which services may include but not be limited to: tax compliance, planning and tax audit assistance; limited situation projects related to the Company or employee statutory filings, requirements or applications; assignments related to financial statement and internal control risk assessments. The annual request must include a representation from management and the independent auditor as to whether, in their view, the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Committee has delegated to the Chairman of the Committee the pre-approval requirement of non-audit fees for new projects that are identified after the annual pre-approval by the Committee. Projects with estimated fees of $15,000 and above arising subsequent to the annual Committee pre-approval will be presented to the Chairman of the Committee for approval prior to starting the project. New projects with estimated fees less than $15,000 not included in the annual pre-approval will also be presented to the Chairman of the Committee “in total”, with a comparison to original approvals. The Chairman (and subsequently the Committee) will be informed of the particular services. All such decisions by the Chairman will be reported to the Committee at a scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The Committee will be provided an interim update during the year. However, if there are deviations of ten percent or greater from the aggregate pre-approved amount, the Committee will receive an update at a scheduled meeting. Any proposed services exceeding pre-approved cost levels will require specific approval by the Committee.

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ANNEX F

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF BAKER HUGHES INCORPORATED

The Certificate of Incorporation is hereby amended as follows:

ARTICLE ELEVENTH of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

ELEVENTH: The directors of the Corporation shall serve for a term of one year ending on the date of the annual meeting of stockholders following the annual meeting at which the director was elected.

The number of directors shall be fixed from time to time by the bylaws of the Corporation or an amendment thereof duly adopted by the Board of Directors or by the stockholders acting in accordance with Article SEVENTH herein.

Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his or her successor is elected and qualified or until his death, retirement, resignation or removal.

ARTICLE THIRTEENTH is hereby amended by replacing the reference to “ELEVENTH (dealing with the classification and number of directors)” with “ELEVENTH (dealing with the term and number of directors).

F-1

BAKER HUGHES INCORPORATED
P.O. Box 4740, Houston, TX 77210-4740

Proxy For Annual Meeting Of Stockholders
This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints C. C. Deaton and G.S. Finley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on February 25, 2005, at the Annual Meeting of Stockholders to be held on April 28, 2005, or any reconvened meeting after an adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2005, FOR AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS, AND AGAINST STOCKHOLDER PROPOSAL NO. 1. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN.

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Baker Hughes account online.

Access your Baker Hughes stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Baker Hughes Incorporated, now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees	WITHHELD from all nominees			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of four Class II Directors to serve for three-year terms.	☐	☐	2.	Ratification of Deloitte & Touche as the Company’s Independent Auditor for fiscal year 2005.	☐	☐	☐	3.	Proposal to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
	01 Larry D. Brady 02 Clarence P. Cazalot, Jr. 03 Anthony G. Fernandes 04 J. Larry Nichols										FOR	AGAINST	ABSTAIN
									4.	Stockholder Proposal No. 1 regarding majority votes protocol.	☐	☐	☐
For, except vote withheld from the following nominee(s):
									5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

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Signature _____________________________ Signature _____________________________ Date ______________
Please sign name(s) exactly as printed hereon. In signing as attorney, administrator, guardian or trustee, please give title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/bhi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at
www.bakerhughes.com/investor/information/arlist.htm